EXHIBIT 99.1
                                                                    ------------


                              FAB INDUSTRIES, INC.

 200 MADISON AVENUE * NEW YORK, N.Y. 10016 * (212) 592-2700 * FAX (212) 689-6929

            FOR IMMEDIATE RELEASE:            FAB INDUSTRIES, INC.
                               200 MADISON AVENUE
                              NEW YORK, N.Y. 10016

                           FAB INDUSTRIES, INC. (ASE)
REPORTS THAT IT HAS RECEIVED A PRELIMINARY NON-BINDING INDICATION OF INTEREST TO BUY THE COMPANY'S BUSINESS AS A GOING CONCERN

NEW YORK, N.Y. - March 9, 2005 - Fab Industries, Inc. (the "Company"), a manufacturer of knitted textile fabrics, laces, related finished home products and laminated fabrics, today announced that it has received a preliminary non-binding indication of interest yesterday from SSJJJ Manufacturing Co., Inc., an acquisition vehicle owned by several members of the Company's management, including Steven Myers, the Company's President and Chief Operating Officer ("SSJJJ"), to acquire the business, as a going concern, at a price of $2.80 per share. A Special Committee of the Company's Board of Directors, comprised solely of independent directors, is evaluating SSJJJ's preliminary non-binding indication of interest.

         The Company engaged the investment banking firm of McFarland Dewey & Co., LLC in November 2002 to assist it with the sale of the Company's business. McFarland Dewey contacted over 80 potential acquirors during the course of this eighteen-month process. On October 14, 2003, the Company announced that it had yet to receive any bona-fide offers to acquire the business as a going concern. Following that announcement, on October 23, 2003, the Company received a preliminary offer from a management-led buyout group to acquire the business, as a going concern, for $3.75 per share. The Company subsequently announced on November 14, 2003, that a stockholder filed a lawsuit, naming as defendants, the Company and each of its directors, seeking class-action certification, preliminary and permanent injunctions against the proposed management-led buyout, and unspecified damages. The preliminary offer from the management-led buyout group was subsequently withdrawn.

         The Company continued the auction process following the withdrawal of the management-led buyout group's preliminary offer. On March 10, 2004, the Company paid a $3.00 per share liquidating distribution (the "Liquidating Distribution"). Following the Liquidating Distribution, the auction process resulted in the Company receiving three non-binding initial indications of interest from unaffiliated third parties, at prices ranging from $1.50 per share to $2.25 per share and a non-binding initial indication of interest from SSJJJ, at a price of $2.83 per share. A Special Committee of the Company's Board of Directors, comprised solely of independent directors, was formed to evaluate SSJJJ's preliminary indication of interest. After further discussions between the Special Committee and SSJJJ, SSJJJ indicated that it may be willing make a binding offer of $2.80 per share to purchase the Company's business as a going concern. SSJJJ informed the Special Committee on August 9, 2004, that it would not be making a binding offer at that time to purchase the Company's business. On August 11, 2004, the Company announced that it suspended its formal auction process because it failed to receive a binding offer to purchase the Company's business as a going concern.

         Under the Company's Plan of Liquidation and Dissolution (the "Plan") that was adopted by the Company's stockholders on May 30, 2002, if the Company's business is not sold prior to May 30, 2005, the Company will be required to transfer its assets and liabilities to a liquidating trust for the benefit of the Company's stockholders. If the Company's assets and liabilities are transferred to a liquidating trust on May 30, 2005, the Company's stock transfer books will close and its common stock will be delisted from trading on the AMEX effective on the close of business on May 30, 2005. Thereafter, certificates representing shares of Company common stock will not be assignable or transferable on the books of the

Company, except by will, intestate succession or by operation of law. Thus, at such time, it will no longer be possible for the Company's stockholders to publicly trade the Company's stock and the proportionate interests of all of the Company's stockholders will be fixed on the basis of their respective stock holdings at the close of business on May 30, 2005. After such date, any distributions made by the Company will be made solely to the stockholders of record at the close of business on May 30, 2005, except as may be necessary to reflect subsequent transfers recorded on the Company's books from any transfers by will, intestate succession or by operation of law. The interests in any liquidating trust will not be transferable.

         There can be no assurance that the Company will be able to sell its business as a going concern, that the Company will be able to liquidate all of its assets prior to May 30, 2005, or that the sale of its business and assets will generate proceeds to the stockholders in an amount equal to or greater than the market price of its stock or the liquidation value of its assets determined by the appraisals indicated above.

         On February 28, 2005, the Company filed Form 12b-25 (Notification of Late Filing) with the Securities and Exchange Commission stating that it will not be able to timely file its annual report on Form 10-K for the fiscal year ended November 27, 2004. Due to the uncertainty as to whether the Company will be sold prior to May 30, 2005, the Company and its accountants, BDO Siedman, LLP, have determined that it is more appropriate to present the Company's financial statements on a liquidation basis. As a result, the Company is required to determine the value of its assets on a liquidation basis and it is currently in the process of conducting the required appraisals. The Company is unable to predict when its financial statements will be completed on a liquidation basis and when its annual report on Form 10-K for the fiscal year ended November 27, 2004 will be filed.

         Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including, but not limited to, the following: whether a final offer to purchase the business as a going concern will be received in the future; the aggregate liquidating distribution(s) made to the stockholders; whether the Company's business will be sold as a going concern; overall economic and business conditions; our continuing ability to support the demand for our goods and services; competitive factors in the industries in which we compete; changes in government regulation; changes in tax requirements (including tax rate changes, new tax laws and revised tax interpretations); interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations; material contingencies provided for in a sale of our assets; de-listing of our common stock from the American Stock Exchange; our ability to retain key employees during any wind down period; and any litigation arising as a result of our plan to wind down our operations or sell the Company's business. Additional risks are discussed in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on form 10-K for the year ended November 29, 2003. These risks and uncertainties should be considered in evaluating any forward-looking statements contained in this press release.

                     WEBSITE: HTTP://WWW.FAB-INDUSTRIES.COM

CONTACT INFORMATION:
David Miller                                 James M. Dubin
Vice President - Chief Financial Officer     Partner
Fab Industries, Inc.                         Paul, Weiss, Rifkind, Wharton & Garrison LLP
(212) 592-2865                               (212) 373-3026
david.miller@fab-industries.com              jdubin@paulweiss.com